Exhibit 99.3

Pinnacle Food Group Limited P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands

Via Edgar Correspondence

February 27, 2025

Al Pavot

Terence O’Brien

Juan Grana

Katherine Bagley

Division of Corporation Finance

Office of Industrial Applications and Services

U.S. Securities and Exchange Commission

Washington, D.C. 20549

Re:	Pinnacle Food Group Limited
Registration Statement on Form F-1 CIK No. 0002032755

Dear Ladies and Gentlemen:

Our company, Pinnacle Food Group Limited, a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is submitting this letter to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing on the date hereof of its registration statement on Form F-1, as amended (the “Registration Statement”) relating to a proposed initial public offering and listing of the Company’s Class A Common Shares in the United States.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States, as of December 31, 2023 and 2022, and for each of the two fiscal years ended December 31, 2023 and 2022, and unaudited interim consolidated financial statements as of June 30, 2024, and for each of the six-month periods ended June 30, 2024 and 2023.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission at Section III.B.c, in which the staff notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

Pinnacle Food Group Limited P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands

In connection with this waiver request, the Company represents to the Commission that:

1. The Company is not required by any jurisdiction outside of the United States to issue audited financial statements as of a date not older than 12 months at the time this document is submitted.

2. Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

3. The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2024 will be available prior to April 29, 2025.

4. In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company is filing this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,

By:	/s/ Jiulong You
Name:	Jiulong You
Title:	Chief Executive Officer